                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                        AUTHENTIC SPECIALTY FOODS, INC.
                                      TO
                      AUTHENTIC ACQUISITION CORPORATION,
                      A WHOLLY OWNED, INDIRECT SUBSIDIARY
                                      OF
                            AGROBIOS, S.A. DE C.V.,
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              DESC, S.A. DE C.V.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1.00 per share (the "Shares"), of Authentic Specialty Foods, Inc., a Texas corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                                CITIBANK, N.A.

     By Mail:          By Overnight Courier Delivery:            By Hand:
  Citibank, N.A.
 c/o Citicorp Data               Citibank, N.A.                 Citibank, N.A.
 Distribution, Inc.  c/o Citicorp Data Distribution, Inc.   Corporate Trust Window
   P.O. Box 7072               404 Sette Drive            111 Wall Street, 5th Floor
Paramus, New Jersey       Paramus, New Jersey 07652        New York, New York 10043
       07653

                                 By Facsimile:
                       (For Eligible Institutions Only)
                                (201) 262-3240

                               For information:
                                (800) 422-2077

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY  TO AN ADDRESS OTHER THAN AS
    SET   FORTH  ABOVE,  OR  TRANSMISSION  OF  INSTRUCTIONS  VIA  FACSIMILE
       TRANSMISSION OTHER THAN AS  SET FORTH ABOVE, WILL  NOT CONSTITUTE A
         VALID DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Guarantee below must be completed.

Ladies and Gentlemen:

  The undersigned hereby tenders to Authentic Acquisition Corporation, a Texas corporation, and a wholly owned subsidiary of Agrobios, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Mexico"), and a wholly owned subsidiary of Desc, S.A. de C.V., a corporation organized under the laws of Mexico, upon the terms and subject to the conditions set forth in the Purchaser's Office to Purchase, dated May 14, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares specified below of common stock, par value $1.00 per share (the "Shares"), of Authentic Specialty Foods, Inc., a Texas corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Shares):                        Name(s) of Holders:
_______________________________________   _____________________________________
Certificate Nos. (if available): ______   _____________________________________
                                                  Please Type or Print


Check ONE box if Shares will be delivered
by book-entry transfer:                   Address(es): ________________________

                                          _____________________________________
[_] The Depository Trust Company                                    (Zip Code)
[_] Philadelphia Depository Trust Company

                                          Area Code and Telephone No.: ________

Account No.: __________________________   Signature(s): _______________________
Dated: ________________________________   _____________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________   Authorized Signature: _______________
Address: ______________________________   Title: ______________________________
_______________________________________   Name: _______________________________
                             (Zip Code)           Please Type or Print
Area Code and Telephone No. ___________   Dated: ______________________________

      NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES EVIDENCING SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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